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                                                                    EXHIBIT 10.2



CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Kemper Investors Life Insurance Company

We consent to the use of our reports included herein on the consolidated financial statements of Kemper Investors Life Insurance Company (KILICO) and to the references to our firm under the headings "Experts" in the prospectuses and to the use of our reports included herein on the financial statements of the subaccounts of the KILICO Variable Annuity Separate Account and to the references to our firm under the headings "Services to the Separate Account" and "Experts" in the Statements of Additional Information. Our report on KILICO's financial statements dated March 21, 1997, contains an explanatory paragraph that states as a result of the acquisition of its parent, Kemper Corporation, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the period before the acquisition and, therefore, is not comparable.

KPMG LLP

Chicago, Illinois
January 28, 1999
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[Zurich Kemper Life letterhead]

                                                                January 29, 1999

VIA EDGAR

Lisa Reid Regan
Chief, Office of Insurance Products
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Kemper Investors Life Insurance Company ("KILICO"); KILICO Variable Annuity Separate Account ("Registrant" or "Separate Account"); Registration Statement on Form N-4 (File Nos. 333-22375 and 811-3199)

Dear Ms. Regan:

      Attached for electronic filing, pursuant to Rule 485(a) under the Securities Act of 1933, as amended, is Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for the above-referenced Registrant (the "Amendment") with respect to certain individual and group variable, fixed and market value adjusted deferred annuity contracts and related individual certificates (the "Contracts").

      The Amendment is being filed as a plain English "prototype" registration statement (the "Prototype Registration Statement"). Registrant requests the Commission Staff's approval to make its other variable annuity product filings, under File Nos. 2-72671 and 811-3199; 33-43501 and 811-3199 ("Registrant's
Other Filings"), pursuant to Rule 485(b)(1)(vii).

      In connection with this request, Registrant represents that the Prototype Registration Statement and Registrant's Other Filings are sufficiently similar such that (a) the Template Registration Statement is a fair representation of Registrant's disclosure overall; (b) Registrant will be able to effectively revise Registrant's Other Filings in response to Commission staff comments on the Prototype Registration Statement filing, and Registrant will, in fact, revise Registrant's Other Filings to reflect those comments; and (c) Registrant's Other Filings will not contain changes other than those required by plain English that would make Registrant's Other Filings ineligible to be filed pursuant to Rule 485(b).

      For the convenience of the Commission staff, we are delivering two conformed paper copies of the complete Amendment, including exhibits. Please address any question or comment to the undersigned or to Joan E. Boros, Esq., at (202) 965-8150.

                                    Very truly yours,


                                    /s/ Juanita M. Thomas

cc: Martha B. Peterson, Esq.
    Joan E. Boros, Esq.